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                                                                    EXHIBIT 99.1

APRIL 2, 2003

Important Notice Concerning Your Rights under the Network Associates, Inc. (the "Company") Stock Option Plans (the "Option Plans") and the Company Tax Deferred Savings Plan (the "401(k) Plan")

Plans Covered by this Notice:

-     OPTION PLANS - OPTIONS GRANTED UNDER ALL OPTION PLANS WORLDWIDE
-     TAX DEFERRED SAVINGS PLAN OR 401(K) - USA EMPLOYEES ONLY

Who is Affected by this Notice:

-     ALL WORLDWIDE EMPLOYEES
-     MEMBERS OF NET BOARD OF DIRECTORS
-     FORMER EMPLOYEES WITH VESTED BUT UNEXERCISED STOCK OPTIONS, AND
-     FORMER USA EMPLOYEES WITH 401(K) PLAN FUNDS INVESTED IN NET STOCK

1. This notice is to inform you that per applicable securities laws, effective on the close of business on April 9, 2003, the Company will suspend all stock option exercise transactions under all Company Option Plans. Additionally, all new purchases into the NAI Unitized Stock Fund of the 401(k) Plan will be suspended.

      The suspensions will be effective until the Company files its Form 10-K report for the year ended December 31, 2002 with the Securities and Exchange Commission. The Company announced on March 26, 2003 that the filing of the Form 10-K for 2002 would be postponed in order to restate prior financial results for 2000, 1999 and 1998. The Company is working to file the 2002 Form 10-K as promptly as reasonably possible, but at this time has not announced a filing date for the Form 10-K.

2. This period, during which you will be unable to exercise these rights otherwise available under the 401(k) Plan and Option Plans, is called a "blackout period."

      For individuals in the 401(k) Plan, during the blackout period, you temporarily will be unable to direct investments into the NAI Unitized Stock Fund. However, transfers to other funds and distributions out of the 401(k) Plan will be permitted throughout the blackout period. All other fund options within the 401(k) Plan will not be affected.

      Also, as noted above, after April 9, 2003 and until further notice, you will not be able to exercise options under any Company Option Plans.

      In the event any of your options would otherwise terminate under the Company Option Plans during the blackout period, the Company will extend the exercise period of your options for a period of time equal to the length of the blackout period.
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      We encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

3. The blackout period will begin on the close of business on April 9, 2003. The blackout period will end when the Company files its 2002 Form 10-K with the Securities and Exchange Commission. The expected end date for the blackout period will be communicated to you as soon as it is known. During the time of the blackout period, you can determine whether the blackout period has started or ended by contacting:
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

401(K) PLAN PARTICIPANTS                        OPTION PLAN PARTICIPANTS
FIDELITY INVESTMENTS                            UBSPAINEWEBBER
1-800-835-5095                                  1-866-NET-OPTIons (US)
www.401k.com                                    +1-201-272-7561 (Outside the US)
                                                www.cefs.ubspainewebber.com/net

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4.    It is very important that you review and consider the appropriateness of your current investments in light of these restrictions on your investment activities during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. If NET's common stock has wide price swings during the blackout period, you might incur a large loss during the blackout period when your ability to exercise and sell stock under the Company Option Plans is restricted.

5. To provide you with sufficient time to consider the effect of the blackout period on your retirement and financial plans, federal law generally requires that you be furnished notice of a blackout period at least 30 days in advance of the last date on which you could exercise your affected rights. The Company's inability to file its 2002 Form 10-K was not known or knowable sufficiently far in advance for the Company to be able to provide you with 30 days notice of the blackout period. As indicated in the Company's March 26, 2003 press release announcing the postponement of the filing of the 2002 Form 10-K, the decision to restate the 2000, 1999 and 1998 financial results was made as a result of information recently obtained from ongoing Securities and Exchange Commission and Department of Justice investigations into the 2000, 1999 and 1998 financial results.

6.    All option exercises and trading in NET stock for NET directors and
      Section 16 officers was previously halted (for both trading under Rule 10b5-1 plans and other transactions). That halt remains in effect and is not impacted by this notice. Additionally, this notice will not allow those impacted by the quarter-end closing of the trading window for transactions in NET stock to make any transactions.

7.    If you have any questions concerning this notice, you should contact:



401(K) PLAN                                     COMPANY STOCK PLANS
Cindy Eppard                                    Jennefer Koopman
Benefits Analyst                                Manager, Stock Plan Administration
Network Associates, Inc.                        Network Associates, Inc.
3965 Freedom Circle                             3965 Freedom Circle
Santa Clara, CA 95054                           Santa Clara, CA 95054
408-346-5895                                    408-346-3934

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